EXHIBIT (23.2)--CONSENT OF OLIVE LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 33-45395, of our report dated January 29, 1999 contained in the 1999 Annual Report on Form 10-K of Indiana United Bancorp.



Olive LLP

Indianapolis, Indiana
March 27, 2000